Exhibit 99.1

May 1, 2007

Dear Stockholder:

The Board of Directors of Peter Kiewit Sons’, Inc. voted to pay a cash dividend of $0.95 per share on the Common Stock.  The dividend is payable May 1, 2007 to holders of record at the close of business on April 27, 2007.  If you have signed up for auto deposit, the dividend will be deposited directly to your account; otherwise your dividend check is enclosed.

The dividends paid this year compare with last year as follows:

	Current Year		Last Year

Dividend	Paid 01/05/07	$0.90	Paid 01/05/06	$0.80
Dividend	Paid 05/01/07	$0.95	Paid 05/01/06	$0.85
Total Dividends		$1.85		$1.65

Prior to the payment of this year's dividends, your stock had a value of $58.30 per share.  As you know, the value of your stock is reduced by dividends paid.  Therefore, the after dividend value is $56.45.  This year's before and after dividend stock values compare with those of last year as follows:

	Current Year	Last Year

Value Before Dividends	$58.30	$47.90
Less Dividends	$1.85	$1.65
Value After Dividends	$56.45	$46.25

Very truly yours,

/s/ Bruce E. Grewcock
Bruce E. Grewcock
President and Chief Executive Officer

Enclosure (only if a check enclosed)